Approved 3/10/2023 DUOLINGO, INC. INSIDER TRADING POLICY I. SUMMARY Buying or selling Duolingo, Inc. stock and other securities while in possession of material, non-public information is illegal and a violation of this policy. Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of Duolingo, Inc. (together with its subsidiaries, the “Company”) as well as that of all persons affiliated with the Company. “Insider trading” occurs when any person purchases or sells a security (e.g., common stock or any publicly traded debt securities) while in possession of material, non-public information in breach of a duty of trust or confidence. The penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines, and criminal fines for individuals and for entities. Insider trading is also prohibited by this Insider Trading Policy (this “Policy”), and violation of this Policy may result in Company-imposed discipline, including up to termination for cause. You may be asked to certify that you have reviewed and will comply with this Policy from time to time. This Policy applies to all officers, directors and employees of the Company. For purposes of this Policy, “officers” refer to those individuals who meet the definition of “officer” under Section 16 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Individuals subject to this Policy are responsible for ensuring that their immediate family members and members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships, or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. Every officer, director and employee must review this Policy. Questions regarding the Policy should be directed to the Company’s General Counsel (or, in his or her absence, the Chief Financial Officer) or such other person as the Company’s Board of Directors (the “Board of Directors”) may designate from time to time (each such person, or his or designee, the “Compliance Officer”). Officers, directors and employees, together with any other person designated as being subject to this Policy, are referred to collectively as “Covered Persons.” II. INSIDER TRADING IS PROHIBITED No Covered Person shall purchase or sell any type of security while in possession of material, non-public information relating to the security or its issuer, whether the issuer of such security is the Company or any other company engaged in a material business transaction with the Company). In addition, if a Covered Person is in possession of material nonpublic information about other publicly-traded companies, such as suppliers, customers, competitors or potential acquisition targets, such person may not trade in such other companies’ securities until the information becomes public or is no longer material. Further, no Covered Person shall purchase or sell any security of any other company, including another company in the Company’s industry, while in possession of material nonpublic information if such information is obtained in the course of such person’s employment or service with the Company. US-DOCS\138894957.6

III. WINDOW PERIODS The Company may establish closed trading windows at its discretion. During a closed trading window, no officer, director or employee listed on a schedule maintained by the Compliance Officer (as may be amended from time to time by the Compliance Officer) (as well as any individual or entity covered by this Policy by virtue of their relationship to such person), shall purchase or sell any security of the Company. Unless otherwise modified, the trading window will close on the completion of the fifteenth day of the last month of each quarter (i.e., March 15, June 15, September 15, and December 15) and open upon completion of the second trading day after the public release of earnings data for such fiscal quarter. The Company may also identify other dates during which trading windows will be closed. These window periods do not apply to: ● purchases of the Company’s securities from the Company, or sales of the Company’s securities to the Company; ● exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that in each case do not involve a market sale of the Company’s securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception); ● where the Company offers its securities under an employee stock purchase plan, the purchase of such securities through such employee stock purchase plan; however, the sale of any such securities and changing instructions regarding the level of withholding contributions which are used to purchase such securities is not an excepted transaction; ● purchases or sales of the Company’s securities made pursuant to a plan intended to comply with Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (such plan, a “Trading Plan”). For more information about Rule 10b5-1 Trading Plans, see the Company’s Rule 10b5-1 Trading Plan Guidelines, attached to this Policy as Annex A and which form part of this Policy; and ● purchases or sales of the Company’s securities made pursuant to a “non-Rule 10b5-1 trading arrangement,” as defined in Item 408(c) of Regulation S-K (“Trading Arrangements”), where the Trading Arrangement (i) was pre-cleared in advance pursuant to this Policy outside of a blackout period and while the purchaser or seller, as applicable, was unaware of any material, non-public information and (ii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared 2 US-DOCS\138894957.6 in advance pursuant to this Policy outside of a blackout period and while the purchaser or seller, as applicable, was unaware of any material, non-public information. For the purposes of this Policy, a “trading day” is a day on which national stock exchanges are open for trading. From time to time, the Company, through the Board of Directors, the Company’s disclosure committee, or General Counsel or Chief Financial Officer, may prohibit Covered Persons, or others from trading in the Company’s securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all those covered by this Policy are prohibited from trading in our securities while the prohibition is in effect, and should not disclose to others that we have prohibited trading. If you have any question as to whether information is publicly available, please direct an inquiry to the Compliance Officer. No Covered Person shall directly or indirectly communicate (or “tip”) material, non-public information to anyone outside the Company, including family members (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information), or to anyone within the Company other than on a need-to-know basis. IV. OVERVIEW OF INSIDER TRADING “Securities” includes stocks, bonds, notes, debentures, options, warrants, equity and other convertible securities, as well as derivative instruments. “Purchase” and “sale” are defined broadly under the federal securities laws. “Purchase” includes, not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, transfer, gifts and acquisitions and exercises of warrants or puts, calls, or other derivative securities. It is generally understood that insider trading includes the following: ● trading by insiders while in possession of material, non-public information; ● trading by persons other than insiders while in possession of material, non-public information, if the information either was given in breach of an insider’s duty to keep it confidential or was misappropriated; and ● communicating or tipping material, non-public information to others, including recommending the purchase or sale of a security while in possession of such 3 US-DOCS\138894957.6 information. A. What Information is Material? The materiality of information depends upon the circumstances. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell, or hold a security, or if the information is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt, or equity. Examples of material information include (but are not limited to) information about key metrics; corporate earnings or earnings forecasts; possible mergers, acquisitions, tender offers, or dispositions; major new products or product developments; important business developments such as major contracts or cancellations, or changes in executive management or in the Board of Directors; significant borrowing or financing developments including pending public sales or offerings of debt or equity securities; defaults on borrowings; bankruptcies; cybersecurity or data security incidents; and material, non-public developments involving commercial, contract, litigation, or regulatory matters. Moreover, material information does not have to be related to a company’s business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material. A good general rule of thumb: When in doubt, do not trade. B. What is Non-public? Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors such as, for example, through media (such as Yahoo Finance, Google Finance, or the Wall Street Journal), a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine, or news web site, a Regulation FD-compliant conference call, or public disclosure documents filed with the Securities and Exchange Commission (the “SEC”) that are available on the SEC’s web site. Information disseminated solely via Twitter is not considered to be publicly disseminated information for this purpose. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, one full trading day following publication is a reasonable waiting period before such information is deemed to be public. C. Who is an Insider? “Insiders” include officers, directors and employees of a company and anyone else who 4 US-DOCS\138894957.6 has material, non-public information about a company. Insiders have independent fiduciary duties or other responsibilities to their company and its stockholders not to trade on material, non-public information relating to the company’s securities. All Covered Persons should consider themselves insiders with respect to material, non-public information about the Company’s business, activities, and securities. Individuals subject to this Policy are responsible for ensuring that their immediate family members and members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships, or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. D. Trading by Persons Other than Insiders Insiders may be liable for communicating or tipping material, non-public information to a third party, including family members (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material, non-public information tipped to them or individuals who trade on material, non-public information that has been misappropriated. Insiders may be held liable for tipping even if they receive no personal benefit from tipping and even if no close personal relationship exists between them and the tippee. Tippees inherit an insider’s duties and are liable for trading on material, non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material nonpublic information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings. E. Penalties for Engaging in Insider Trading Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs (e.g., the Company’s stockholders) under the federal securities laws may include: ● jail sentences; ● criminal fines for individual violators and for entities; ● civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person); 5 US-DOCS\138894957.6

● civil fines for the violator of up to three times the amount of profit gained or loss avoided; ● disgorgement of all profits; ● damage awards to private plaintiffs; ● civil injunctions; ● securities industry self-regulatory organization sanctions; and ● SEC administrative sanctions. In addition, insider trading could result in serious discipline by the Company, including up to termination for cause. F. Size of Transaction and Reason for Transaction Do Not Matter The size of the transaction or the amount of profit received does not have to be significant to result in penalties or enforcement. V. PROCEDURES TO PREVENT INSIDER TRADING The following additional procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. Every Covered Person is required to follow these procedures. A. Trades by All Directors and Officers All transactions of Company securities involving directors and officers must be effected pursuant to a Rule 10b5-1 Trading Plan that has been pre-cleared in advance as set forth in the Company’s Rule 10b5-1 Trading Plan Guidelines. B. Pre-Clearance Policy To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company’s securities, all transactions in the Company’s securities (including without limitation, acquisitions and dispositions of Company stock, including bona fide gifts of the Company’s securities, the exercise of stock options, and the sale of Company stock issued upon exercise of stock options) by directors, officers and other employees listed on a schedule maintained by the Compliance Officer (as may be amended from time to time by the Compliance Officer) (as well as any individual or entity covered by this Policy by virtue of their relationship to such person) (each, a “Pre-Clearance Person”) must be pre-cleared by the Compliance Officer. Pre-clearance does not relieve anyone of his or her responsibility under SEC 6 US-DOCS\138894957.6 rules. For the avoidance of doubt, pre-clearance shall not be required under this Section V.B for transactions effected pursuant to a Rule 10b5-1 trading plan adopted in accordance with Section V.A above and the Company’s Rule 10b5-1 Trading Plan Guidelines. A request for pre-clearance must be submitted to the pre-clearance coordinator designated by the Compliance Officer from time to time, currently the Company’s Lead Counsel, Corporate (or in his or her absence, another designated member of the corporate legal department). The pre-clearance request must be submitted in writing (including by e-mail) and should include the identity of the Pre-Clearance Person, the type of proposed transaction (for example, an open market purchase, a privately negotiated sale, an option exercise, etc.), the proposed date of the transaction, and the number of shares or other securities to be involved. In addition, the Pre-Clearance Person must execute a certification (in the form approved by the Compliance Officer) that such Pre-Clearance Person is not in possession of any material, nonpublic information about the Company. All trades that are pre-cleared must be effected within five business days of receipt of the pre-clearance. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five-business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material, non-public information or becomes subject to a non-trading window period before the transaction is effected, the transaction may not be completed. C. Post-Termination Transactions With the exception of the pre-clearance requirement, this Policy continues to apply to transactions in the Company’s securities even after termination of service to the Company. If an individual is in possession of material, non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material. In addition, if an individual’s termination of service occurs during a closed window period, that individual will not be permitted to trade in the Company’s securities until the window period ends. D. Inquiries From Third Parties Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the Compliance Officer or Head of Investor Relations. VI. ADDITIONAL PROHIBITED TRANSACTIONS The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this policy engage in certain types of transactions. therefore, Covered Persons shall comply with the following policies with respect to certain transactions in the Company’s securities: A. Short Sales 7 US-DOCS\138894957.6

Short sales of the Company’s securities are prohibited by this Policy. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy. In addition, Section 16(c) of the 1934 Act absolutely prohibits Section 16 reporting persons from making short sales of the Company’s equity securities, i.e., sales of shares that the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale. B. Publicly Traded Options A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that a Covered Person is trading based on inside information. Transactions in options also may focus a Covered Person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls, or other derivative securities involving the Company’s equity securities, on an exchange or in any other organized market, are prohibited by this Policy. C. Hedging Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an insider to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the insider to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the insider may no longer have the same objectives as the Company’s other stockholders. Therefore, hedging transactions involving the Company’s equity securities, including, but not limited to zero-cost collars and forward sale contracts, are prohibited by this Policy. D. Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans Purchasing on margin means borrowing from a brokerage firm, bank, or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited by this Policy. Pledging the Company’s securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that you cannot hold the Company’s securities in a “margin account” (which would allow you to borrow against your holdings to buy securities). Notwithstanding the foregoing and Section V.A above regarding Rule 10b5-1 trading plans, directors and Section 16 officers are not permitted to pledge their Company stock (exclusive of options, warrants, restricted stock units or other equity awards or rights to purchase stock) as collateral for loans and investments, absent approval of the Board of Directors. The corporate legal department will monitor compliance with the foregoing limitation by reviewing and, if necessary, reporting to the Board or a committee of the Board the extent to 8 US-DOCS\138894957.6 which any officer or director has pledged shares of Company stock. E. Partnership Distributions Nothing in this Policy is intended to limit the ability of a venture capital partnership or other similar entity with which a director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws. VII. INTERPRETATION, AMENDMENT AND IMPLEMENTATION OF THIS POLICY The Compliance Officer shall have the authority to interpret and update this Policy and all related policies and procedures. In particular, such interpretations and updates of this Policy, as authorized by the Compliance Officer, may include amendments to or departures from the terms of this Policy, to the extent consistent with the general purpose of this Policy and applicable securities laws. Actions taken by the Company, the Compliance Officer, or any other Company personnel do not constitute legal advice, nor do they insulate you from the consequences of noncompliance with this Policy or with securities laws. Effective Date: March 10, 2023 * * * * 9 US-DOCS\138894957.6

Annex A RULE 10b5-1 TRADING PLAN GUIDELINES 10 US-DOCS\138894957.6

ANNEX A DUOLINGO, INC. RULE 10b5-1 TRADING PLAN GUIDELINES I. SUMMARY These Rule 10b5-1 Trading Plan Guidelines (these “Guidelines”) are designed to summarize the process by which directors, officers, and employees of Duolingo, Inc. (together with its subsidiaries, the “Company”) may enter into trading plans in accordance with the Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each such plan, a “Trading Plan”). Defined terms used but not defined in these Guidelines shall have the meaning set forth in the Company’s Insider Trading Policy, of which these Guidelines are part. II. TRADING PLANS A. Overview Rule 10b5-1 Trading Plans are intended to provide directors, officers and employees with an affirmative defense from insider trading liability under Rule 10b5-1 for transactions under a previously established contract, plan, or instruction to trade in the Company’s stock entered into in good faith and in accordance with the terms of Rule 10b5-1. Each such Trading Plan must be submitted to and pre-approved in writing by the Company’s General Counsel (or, in his or her absence, the Chief Financial Officer) or such other person as the Company’s Board of Directors (the “Board of Directors”) may designate from time to time (each such person, or his or designee, the “Compliance Officer”). The Compliance Officer may impose such other conditions on the implementation and operation of the Trading Plan as deemed necessary or advisable in addition to the requirements under Rule 10b5-1. Compliance of a Trading Plan to the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, and none of the Company, the Compliance Officer, or the Company’s Board of Directors or other employees assumes any liability for any delay in reviewing and/or refusing to approve a Trading Plan submitted for approval, nor the legality or consequences relating to a person entering into, informing the Company of, or trading under, a Trading Plan. Trading Plans do not exempt individuals from complying with short-swing profit rules or liability under Section 16 of the 1934 Act. Furthermore, Trading Plans only provide an “affirmative defense” in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit. B. Entry into and Parameters of Trading Plans Covered Persons may enter into a Trading Plan only in good faith and only when such person is not in possession of material, non-public information, and only during an open trading 1 window period under the Company’s Insider Trading Policy. Transactions effected under a Trading Plan that has been approved in accordance with these Guidelines will not require further pre-clearance at the time of the trade. However, any transaction made pursuant to a Trading Plan of a Section 16 reporting person must be reported to the Compliance Officer promptly, and should be reported on the day of each trade to permit the Company’s filing coordinator to assist in the preparation and filing of a required Form 4. The Form 4 must indicate that the transaction was made pursuant to a Trading Plan. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company’s right to prohibit transactions in the Company’s securities. Failure to discontinue purchases and sales as directed may constitute a violation of the terms of these Guidelines. In addition, the Company reserves the right to publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a Trading Plan, or the execution of transactions made under a Trading Plan. Trading Plans may outline a pre-set plan for trading of the Company’s stock, including the exercise of options. Trades pursuant to a Trading Plan generally may occur at any time. However, under Rule 10b5-1, the Trading Plan must include must include a minimum “cooling-off period” between the establishment of a Trading Plan and commencement of any transactions thereunder for: ● Section 16 reporting persons that extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 10-K or Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted or modified, as applicable, up to a maximum of 120 days; and ● employees who are not Section 16 reporting persons and any other persons, other than the Company, that extends 30 days after adoption or modification of a Trading Plan. Any Covered Person other than a Section 16 reporting person desiring to enter into a Rule 10b5-1 trading plan may only adopt such plan with the broker of the Company and on the form of plan reviewed by the Company. Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to preapproval by the Compliance Officer. For clarity, the requirements of this Section II.A do not apply to any Trading Plan entered into by a private equity firm or other similar entity with which a director is affiliated. It is the responsibility of each such venture capital partnership or other entity, in consultation with their own counsel (as appropriate), to comply with applicable securities laws in connection with any Trading Plan. C. Terminations and Modifications to Trading Plans Terminations of Trading Plans are subject to review and pre-approval by the Compliance Officer and should occur only in unusual circumstances and only if the person terminating the US-DOCS\138894960.5 plan is acting in good faith. Termination is effected upon written notice to the broker. You should consult with your own legal counsel before deciding to terminate a Trading Plan. In any event, you should not assume that compliance with the applicable cooling-off period following a plan termination will protect you from possible adverse legal consequences. Under certain circumstances, a Trading Plan must be terminated. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. The Compliance Officer or administrator of the Company’s stock plans is authorized to notify the broker in such circumstances, thereby insulating the insider in the event of termination. The Company reserves the right from time to time to suspend, discontinue, or otherwise prohibit any transaction in the Company’s securities, even pursuant to a previously approved Trading Plan, if the General Counsel, Chief Financial Officer, or the Board of Directors, in his, her, or its discretion, determines that such suspension, discontinuation, or other prohibition is in the best interests of the Company. Modifications to Trading Plans should occur only in unusual circumstances. An individual may modify a Trading Plan only when he or she is not in possession of material, non-public information, and only during an open trading window period under the Company’s Insider Trading Policy. Modifications to a Trading are subject to pre-approval in accordance with these Guidelines, and modifications of a Trading Plan that change the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan will trigger a new cooling-off period (as described above). * * * * * US-DOCS\138894960.5